EXHIBIT 10.7

Execution Copy

NOTICE OF CONSENT

March 19, 2010

HD Supply, Inc.

3100 Cumberland Blvd., Suite 1480

Atlanta, Georgia 30339

Attention: General Counsel

Merrill Lynch Capital Corporation,

as administrative agent under the Credit

Agreement referred to below

4 World Financial Center

250 Vesey Street

New York, NY 10080

Re: Guarantee and Reimbursement Agreement, dated as of August 30, 2007 (as amended, supplemented or otherwise modified from time to time, the “THD Guarantee”), among The Home Depot, Inc., a Delaware corporation (“we” or “THD”), HD Supply Inc., a Delaware corporation (“you” or the “Borrower”), each Other Guarantor (as defined therein) and Merrill Lynch Capital Corporation, as administrative agent (in such capacity, the “Administrative Agent”) under the Credit Agreement (as defined therein). Capitalized terms used herein without definition shall have the meanings assigned thereto in the THD Guarantee.

Ladies and Gentlemen:

We refer to the THD Guarantee.

You have advised us that you wish to extend the maturity of all or a portion of the Guaranteed Term Loans to a date that is not later than June 1, 2014, pursuant to an amendment to the Credit Agreement substantially in the form attached hereto as Exhibit A (such amendment, the “Amendment”). Our consent to the Amendment is required pursuant to Section 4.02 of the THD Guarantee.

Consent

We hereby notify you of our consent to the Amendment and to the extension of the maturity of all or a portion of the Guaranteed Term Loans to a date that is not later than March 1, 2014 pursuant to, and on the terms set forth in, the Amendment. THD hereby gives notice, pursuant to the definition of “Extended Term Loan Maturity Date” in the Amendment, that it has elected to extend the THD Guarantee to April 1, 2014. We reserve the right to elect (and notify you upon such election), pursuant to the definition of “Extended Term Loan Maturity Date” in the Amendment, to give our consent to a further extension of the maturity of all or a portion of the Guaranteed Term Loans to a date that is not later than June 1, 2014.

Representations and Warranties

Our consent, and the execution, delivery and performance by THD of this notice of consent (i) are within THD’s corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of THD or of any material agreement, judgment, injunction, order, decree or other instrument binding upon THD or any of its Significant Subsidiaries, and (v) do not result in the creation or imposition of any Lien on any asset of THD or any of its Significant Subsidiaries.

This notice of consent constitutes a valid and binding agreement of THD enforceable in accordance with its terms, provided that the enforceability hereof is subject to general principles of equity and the bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights generally.

Reaffirmation of Guarantee

THD acknowledges and agrees that the THD Guarantee shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of the Amendment.

General

The provisions of Sections 9.04, 9.06 and 9.10 of the THD Guarantee are incorporated into this notice of consent by reference.

This notice of consent may be executed in counterparts, each of which shall be deemed an original and all of which counterparts shall constitute one and the same document. Delivery of an executed signature page of this notice of consent by facsimile or electronic (including “PDF”) transmission shall be effective as delivery of a manually executed counterpart hereof.

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Sincerely yours,

The Home Depot, Inc.

By:	/s/ Carol B. Tome
Name:	Carol B. Tome
Title:	CFO & EVP

Accepted as of March 19, 2010:

HD Supply, Inc.

By:	/s/ Vidya Chauhan
Name:	Vidya Chauhan
Title:	Senior Vice President, Strategic
Business Development

Merrill Lynch Capital Corporation,
as Administrative Agent

By:	/s/ Don Burkitt
Name:	Don Burkitt
Title:	Senior Vice President

Exhibit A

Amendment